Exhibit 99.2

NEWS RELEASE

Contacts:	Media Brian Pitts 312.451.1757 Investor Relations 708.483.1300 Ext. 1331

TreeHouse Foods Announces Plans to Close Facility in Visalia, Calif.

OAK BROOK, Ill. (February 15, 2018) – TreeHouse Foods, Inc. (NYSE: THS) today announced the intention to close its facility in Visalia, California by the end of the first quarter of 2019.  The plant primarily produces pretzels and cereal snack mixes for the Baked Goods segment.  Current pretzel production will be moved to other TreeHouse manufacturing facilities prior to the plant closure.  The decision is consistent with the August 2017 announcement of TreeHouse 2020, the Company’s restructuring program. TreeHouse 2020 is a multi-year plan to fully integrate the business and reduce its cost structure in order to invest in market-differentiated capabilities that will serve the rapidly evolving needs of its customers who are strategically focused and highly committed to their corporate brands.

The closure, affecting approximately 294 employees, is being announced well in advance to provide employees with as much notice as possible and to ensure a seamless transition for customers.

The costs to close the Visalia facility are expected to be approximately $21 million, of which approximately $8 million is expected to be in cash. Components of the charges include non-cash asset write-offs of approximately $13 million, employee-related costs of approximately $3 million, and other closure costs of approximately $5 million. The Company expects charges of approximately $0.28 per fully diluted share to be incurred in 2018.

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a manufacturer of packaged foods and beverages with over 40 manufacturing facilities across the United States, Canada and Italy that focuses primarily on private label products for both retail grocery and food away from home customers. We manufacture shelf stable, refrigerated, frozen and fresh products, including beverages and beverage enhancers (single serve beverages, coffees, teas, creamers, powdered beverages and smoothies); meals (cereal, pasta, macaroni and cheese and side dishes); retail bakery (refrigerated and frozen dough, cookies and crackers); condiments (pourable and spoonable dressing, dips, pickles, and sauces) and healthy snacks (nuts, trail mix, bars, dried fruits and vegetables). We have a comprehensive offering of packaging formats and flavor profiles, and we also offer natural, organic and preservative free ingredients in many categories. Our strategy is to be the leading supplier of private label food and beverage products by providing the best balance of quality and cost to our customers.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words “anticipate,” “believe,” “estimate,” “project,” “expect,” “intend,” “plan,” “should,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this press release.

Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: the success of our TreeHouse 2020 restructuring and margin improvement plan, our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; customer concentration and consolidation; raw material and commodity costs; competition; integration of the Private Brands acquisition and our ability to continue to make acquisitions in accordance with our business strategy or effectively manage the growth from acquisitions; changes and developments affecting our industry, including customer preferences; the outcome of litigation and regulatory proceedings to which we may be a party; product recalls; changes in laws and regulations applicable to us; our ability to attract, hire, and retain key employees; disruptions in or failures of our information technology systems; labor strikes or work stoppages; and other risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management’s Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of our Annual Report on Form 10-K for the year ended December 31, 2016, and from time to time in our filings with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.